SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF ASIA EQUITY EXCHANGE GROUP CO., LTD.,

a company incorporated under the laws of Samoa,

with its address at

Portcullis TrustNet Chambers, P. O. Box 1225,

Apia, Samoa

(“AEEGCL”)

THIS AGREEMENT is between

ASIA EQUITY EXCHANGE GROUP, INC.,

a company incorporated under the laws of the State of Nevada, USA,

with its address at

Unit 1507, 15/F., Convention Plaza-Office Tower,

1 Harbour Road, Wanchai,

Hong Kong

(“AEEX” or the “Company”)

And

WANG ZHONG, M.D., representing the shareholders of

100% of the shares of

ASIA EQUITY EXCHANGE GROUP CO., LTD.

Portcullis TrustNet Chambers, P. O. Box 1225,

Apia,

Samoa

(“Shareholders’ Representative”)

(collectively the “Parties”)

WHEREAS, AEEX desires to purchase 100% of the Issued and Outstanding shares of AEEGCL (the “AEEGCL Shares”), together with all of the assets of AEEGCL (the “Business Assets”) on the terms and subject to conditions set forth herein and;

WHEREAS, THE SHAREHOLDERS’ REPRESENTATIVE will deliver the AEEGCL Shares to AEEX, and

WHEREAS, AEEGCL owns the property and assets, described more fully in Appendix A and;

WHEREAS, AEEX has agreed to issue one billion shares of AEEX (the AEEX Shares”) to the shareholders of AEEGCL at a deemed price of US$0.50 per AEEX share to acquire 100% of the AEEGCL Shares and Business Assets of AEEGCL representing a valuation of US$500 million and;

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WHEREAS, AEEX feels it is in its best interest that it acquire the aforesaid shares and assets of AEEGCL and;

WHEREAS, Liu Jun, the President, Chief Executive Officer of AEEX is the Company’s signing authority.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, AEEGCL the Shareholders’ Representative hereby agrees to sell, assign, transfer, convey and deliver to AEEX, 100% of the AEEGCL Shares and AEEGCL agrees to sell, assign, transfer, convey and deliver the assets of AEEGCL, together with all of its rights, titles and interests in the business assets and all attendant or related assets of AEEGCL, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 AEEX hereby agrees to purchase and acquire 100% of the Shares and Business Assets of AEEGCL and AEEX shall issue an aggregate of one billion (1,000,000,000) new Common Shares of the Company to AEEGCL, and both parties agree that this share issuance by AEEX represents payment in full of the US$500 million valuation noted in paragraph 1.1.

1.3 The Shareholders’ Representative, on behalf of the new shareholders (to be defined herein) are fully aware that the Shares subscribed for hereunder have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have been offered pursuant to the exemption from registration contained in Section 4(2) of said Act and Regulation S promulgated thereunder on the ground that no public offering is involved, which reliance is based in part upon my representations set forth herein. It is further understood and agreed that the Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required. It is further understood that a legend will be placed on each new AEEX certificate, which sets forth the restrictions set forth herein unless and until the AEEX Shares are registered.

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, AEEGCL hereby agrees to transfer control of the AEEGCL Shares and Business Assets of AEEGCL to AEEX through the acceptance and confirmation by AEEGCL of the issuance and granting, by AEEX, of 1,000,000,000 newly issued AEEX Shares, represents the full purchase price of 100% of the shares of AEEGCL and all of its assets.

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ARTICLE II

CLOSING

2.1 On or before January 31, 2016 (the “Closing”), AEEGCL should deliver, for transmittal to AEEX, dully authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the AEEGCL Shares and the Business Assets.

2.2 The consummation of the transfer by AEEGCL to AEEX, and the acquisition by AEEX of AEEGCL and its assets shall be the issuance of One Billion new Common Shares which shall occur on or before November, 30, 2016, and AEEX shall deliver, or cause to be delivered, to AEEGCL, a board resolution confirming the issuance of One Billion (1,000,000,000) common shares that are being sold, assigned, and conveyed to the shareholders of AEEGCL. Such board resolution shall be duly executed, endorsed and/or authenticated for delivery to AEEGCL.

2.3 Immediately at the Closing, AEEX shall deliver to AEEGCL, stock certificate(s) representing the AEEX Shares, to be issued in the names designated by Shareholders’ Representative . It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.4 On or before January 31, 2016 AEEGCL shall deliver, for transmittal to AEEX, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the AEEGCL Shares and the Business Assets.

ARTICLE III

EXECUTION

3.1 AEEX shall execute and deliver to AEEGCL, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the AEEX Shares.

3.2 AEEGCL shall execute and deliver to AEEX, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the AEEGCL Shares and all of the assets of AEEGCL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AEEX

AEEX hereby represents and warrants to AEEGCL as follows (it being acknowledged that AEEGCL is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of AEEX hereunder):

4.1 Authorization. AEEX, represented by Liu Jun, the President, Chief Executive Officer of AEEX has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of AEEX, and this Agreement is enforceable with respect to AEEGCL in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions of provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which AEEX is a party or by which AEEX or any of its assets for properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to AEEX or the assets or properties of AEEX.

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4.2 Legality of Shares. To the best of AEEX’s knowledge, the AEEX Shares, when delivered as provided in this Agreement, will be baldly issued, fully paid and nonassessable. The AEEX Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the AEEX Shares as set forth in this Agreement, AEEGCL shareholders will receive title to the AEEX Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever, except as set forth in Section 1.3 above.

4.3 Compliance with Securities Laws

(a) To best of the officers and directors’ knowledge, no formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against AEEX.

(b) Neither AEEX, nor any of its directors of officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c) AEEX is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed issues or liabilities. AEEX warrants that to the best of its knowledge there are no, issues that might tend to cause damage to AEEX or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AEEGCL SHAREHOLDERS’ REPRESENTATIVE

5.1 Authorization. AEEGCL and the Shareholders’ Representative have full power, legal capacity and authority to authority enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the AEEX Shares and to perform all obligations hereunder. This Agreement constitutes the legal, valid or appropriate for the purpose of and binding obligation of AEEGCL and this Agreement is enforceable with respect to AEEGCL, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. AEEGCL had obtained such information regarding the financial position and prospects of AEEX, as AEEGCL considers necessary or appropriate for the purpose of purchasing and acquiring the AEEX Shares pursuant to this Agreement.

5.3 Compliance with Securities Laws.

(a) To best of the officers and directors’ knowledge, no formal or informal investigation or examination by the Commission or by the securities administration or legal authority of any state or jurisdiction within or outside of the United States, Canada, China or the British Virgin Islands, is pending or threatened against AEEGCL.

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(b) Neither AEEGCL nor its officers or owners have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) AEEGCL is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosing of Transference of Control

(a) AEEGCL understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures may include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission,

(b) AEEGCL will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) The Shareholders’ Representative will provide a detailed list of AEEGCL individuals or entities (the “New Shareholders”) designated to receive the AEEX Shares pursuant to issuance of the 1,000,000,000 Common Shares specified in this Agreement.

(d) The above noted detailed list of AEEGCL New Shareholders shall include the full legal name of the individual or entity receiving AEEX Common Shares, the full address and citizenship of corporate jurisdiction of each New Shareholder.

5.5 AEEGCL warrants that the Shareholders’ Representative and AEEGCL shall deliver to AEEX all of rights, titles and interests in 100% of the shares of AEEGCL, the company AEEGCL and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests of rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 AEEGCL warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 AEEGCL warrants and confirms that immediately upon executing this Agreement by its designated signing authority it will, undertake a full and up-to-date audit of the financial position of AEEGCL, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

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ACTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party,

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4 Shares to Be Held in Escrow. The parties agree that all shares issued, pursuant to the terms and conditions of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notice. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a)If to AEEX, to	ASIA EQUITY EXCHANGE GROUP. INC.,
Liu Jun
Unit 1507, 15/F., Convention Plaza-Office Tower,
1 Harbour Road, Wanchai,
Hong Kong

(b)If to AEEGCL, to	WANG ZHONG
Portcullis TrustNet Chambers,
P.O.Box 1225, Apia,
Samoa

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreement Parts, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

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6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fee, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF ASIA EQUITY EXCHANGE GROUP, INC.

/s/ Liu Jun	Designated Signing Authority
LIU JUN
President,
ASIA EQUITY EXCHANGE GROUP, INC.

ON BEHALF OF ASIA EQUITY EXCHANGE GROUP CO., LTD.

/s/ Wang Zhong	Designated Signing Authority
WANG ZHONG.
Director
ASIA EQUITY EXCHANGE GROUP CO., LTD.

Signature of Witness:	/s/ Zhang Bei
Name:	Zhang Bei
Address:	No.3009, Wanze Mansion, West Sungang Road,
Futian District, Shenzhen, Guangdong, China

WANG ZHONG, M.D.:

/s/ Wang Zhong

Date: November 30, 2015

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